MTV NETWORKS MERCHANDISE
                       LICENSE AGREEMENT


     Agreement made effective as of this 20th day of June, 1997, by and between MTV Networks, a division of Viacom International Inc., a Delaware corporation, with offices at 1515 Broadway, New York, New York 10036 ("MTVN"), and GlenGate Apparel, Inc., a New Jersey corporation, with offices at 75 Rod Smith Place, Cranford, New Jersey 07016 ("Licensee").


                           BASIC PROVISIONS
                           ----------------

LICENSED PROPERTY:       Guitar Swinging Golf Man and VH1 Music
                         First logos, the words THE TITANS OF
                         ROCK and THE GIANTS OF GOLF, and the
                         words FAIRWAY TO HEAVEN when used solely in combination with the logos.

LICENSED PRODUCTS:       T-shirts, fashion upper body garments
                         (both knit and woven), outerwear, ties,
                         headwear, socks, neckwear, wind shirts,
                         fleece and polar fleece.

LICENSED TERRITORY:      United States, its territories and
                         possessions, and Canada.  In the event
                         Licensee desires to obtain any
                         additional international rights,
                         Licensee shall submit such requests to
                         MTVN and MTVN shall approve or
                         disapprove such requests on a case-by
                         -case basis at MTVN's sole discretion.

LICENSED CHANNELS OF     Golf Chains (i.e., Nevada Bob's);
DISTRIBUTION:            Sporting Goods Chains (i.e., Sports
                         Authority, Modells); College Book
                         Stores; Green Grass Shops; Mid- to
                         Upper-Tier Department Stores (i.e., JC
                         Penny, Dillards Belks) excluding so-
                         called Mass Market/Merchandisers (i.e.,
                         Walmart, Kmart, Target); Golf Catalogs,
                         QVC and electronic retailing with prior
                         written approval by MTVN.

LICENSE TERM:            August 1, 1997 to July 31, 2000; (the
                         First Year, as such term is used herein, shall mean the period of time commencing
                         August 1, 1997 and ending December 31,
                         1998, and the Second Year shall mean the period of time commencing January 1, 1999 and ending July 31, 2000.)

                         In the event Licensee achieves
                         $3,000,000.00 in Wholesale Sales by the
                         end of the License Term hereof, Licensor shall have an option to renew this Agreement for an additional 12-month period upon terms and conditions which shall be negotiated by the parties.

EXCLUSIVITY:             The Licensed Products are exclusive to
                         Licensee, except for headwear and any
                         merchandise within the definition of
                         Licensed Products which is created for
                         the VH1 Fairway to Heaven golf event.
                         Licensee shall use best efforts to
                         submit a headwear line to MTVN for
                         approval by November 31, 1997 (the
                         "Proposal"). In the event MTVN approves such Proposal, the headwear shall be exclusive to Licensee.

PRESENTATION DATE TO
LICENSEE'S RETAILERS:    March 15, 1998

                         In the event Licensee fails to
                         manufacture and present any of the
                         Licensed Products to retailers by the
                         end of the fourth quarter of 1998, MTVN
                         reserves the right to remove such
                         Licensed Products from the definition of Licensed Products hereunder and all rights to such Licensed Products granted to Licensee hereunder shall revert to MTVN.

INITIAL SHIP DATE TO
LICENSEE'S RETAILERS:    June 15, 1998


ROYALTY RATE:            First Year:
                         -----------
                         six percent (6%) of Net Sales (as
                         defined in the annexed Additional Terms
                         and Conditions)

                         Second Year:
                         ------------
                         eight percent (8%) of Net Sales (+1% of
                         Net Sales towards marketing and
                         advertising)

GUARANTEED MINIMUM
ROYALTY:                 The Guaranteed Minimum Royalty for the
                         License Term is $200,000.00 and shall be
                         allocated and payable as follows:
                         First Year:
                         -----------

                         $60,000.00 payable as follows:

                         $20,000.00 upon signing, but no later
                         than November 25, 1997

                         $10,000.00 no later than September 15,
                         1998

                         $30,000.00 no later than December 15,
                         1998.

                         Second Year:
                         ------------
                         $140,000.00 payable as follows:

                         $57,500.00 no later than March 15, 1999

                         $27,500.00 no later than June 15, 1999

                         $27,500.00 no later than September 15,
                         1999

                         $27,500.00 no later than December 15,
                         1999

COPYRIGHT NOTICE:        "19____ [Year of Publication] Viacom
                         International, Inc.  All Rights
                         Reserved".

TRADEMARK NOTICE:        Guitar Swinging Golf Man logo and VH1
                         Music First name, trademark and logo,
                         and the words THE TITANS OF ROCK and
                         THE GIANTS OF GOLF.  Licensee shall
                         also include the following notice on all materials set forth in subparagraph 5(b) of the ADDITIONAL TERMS AND CONDITIONS in proximity to the Licensed Property.
                         "VH1 Music First and all related titles
                         and logos are trademarks owned and
                         licensed for use by Viacom
                         International, Inc."

          This Agreement includes the Additional Terms and Conditions and the Riders and Schedules, if any, annexed hereto and made a part hereof. All capitalized terms used in the Additional Terms and Conditions not defined therein shall have the respective definitions as set forth in the Basic Provisions herein. In the event of any conflict or inconsistency between the Basic Provisions and the Additional Terms and Conditions, the Basic Provisions will control.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

GLENGATE APPAREL, INC.             MTV NETWORKS, a division of
                                   Viacom International Inc.

By:    /s/ Wayne E. Webber         By:     /s/ Lisa Silf
       -------------------------           ---------------------

Name:  Wayne E. Webber             Name:   Lisa Silf
       -------------------------           ---------------------

Title: Executive Vice President    Title:  Vice President
       -------------------------           ----------------------

                    ADDITIONAL TERMS AND CONDITIONS
                    -------------------------------

1.   LICENSE:
     -------

     MTVN hereby grants to Licensee the exclusive right, as defined in the Basic Provisions, to use the Licensed Property solely for the purpose of the manufacture, distribution, sale and advertisement of the Licensed Products through Licensee's present Licensed Channels of Distribution in the Licensed Territory during the License Term (the "License"). Licensee shall not have the right to sublicense the rights granted hereunder. Licensee may contract with third parties for the manufacture and distribution of the Licensed Products, subject to MTVN's prior approval and the completion and return of the Approval of Manufacturer Form attached hereto as Exhibit D. In all instances where MTVN's prior approval is required hereunder, such approval shall not be unreasonably withheld or delayed.

2.   RESERVATION OF RIGHTS:
     ---------------------

MTVN retains all rights not expressly granted hereunder (including but not limited to the right to distribute and sell the Licensed Products through premium offers, combination and giveaway sales, direct response, direct mail, home shopping type of networks, the on-line medium or any other non-traditional medium now known or hereafter invented, sales clubs, incentive programs theme parks/ recreational attractions and activities, any MTVN or its affiliated companies' retail outlets and the rights to the Guitar Swinging Golf Man, and VH1 Music First logos, the words THE TITANS OF ROCK and THE GIANTS OF GOLF, and the words FAIRWAY TO HEAVEN when used in combination with the logos, and all names, trademarks and likenesses of characters which are used in connection with a motion picture or other theatrical or live stage presentation for all products, including the Licensed Products).

3.   ROYALTIES, ACCOUNTING AND AUDIT:
     --------------------------------

     (a)  COMPUTATION:
          ------------

          (i) Royalties shall be payable at the Royalty Rate set forth in the Basic Provisions on Net Sales of all Licensed Products. "Net Sales" shall mean gross sales less customary trade quantity discounts and allowances and returns for damaged goods only, the aggregate of which shall not exceed six percent (6%) of gross sales. Except for those expressly provided for in this paragraph, there shall be no deductions of any sort or kind, including but not limited to deductions for returns, cash discounts, costs or expenses incurred in the manufacture, distribution, sale or advertisement of the Licensed Products, or for uncollected bills.

          (ii) Royalty obligations shall accrue upon sale of the Licensed Products. A Licenses Product is considered "sold" when it is shipped or paid for, whichever event occurs first.

          (iii) In the event that Licensed Products are sold to any party affiliated, controlled, or in any way related to Licensee at a special price lower than the average price charged to other parties, the royalty payable to MTVN shall be based upon said average price.

          (iv) If, upon termination or expiration of the License Term, the total Royalties paid by Licensee to MTVN during the period of the License Term immediately preceding expiration or termination is less than the Guaranteed Minimum Royalty for such period, Licensee shall immediately pay such difference to MTVN. Royalty payments made for any period of the License Term shall be credited against the Guaranteed Minimum Royalty for such period of the License Term.

     (b)  PAYMENT:
          --------

          (i) Royalties shall be payable, (to the extent not credited against the Guaranted Minimum Royalty Payment pursuant to Section 3(a)(iv)), on a quarterly basis throughout the License Term, within fifteen (15) days after the close of each respective quarter. Quarters shall be based on a standard calendar year. All amounts past due shall be subject to a late charge of one percent (1%) per month (or the highest rate allowed by law if lower), from the date such payments were due.

          (ii) Licensee shall pay to MTVN a non-refundable Guaranteed Minimum Royalty as set forth in the Basic Provisions. All amounts past due shall be subject to a late charge of one percent (1%) per month (or the highest rate allowed by law if lower), from the date such payments were due.

          (iii)Late charges shall not accrue pursuant to subparagraphs (b)(i) and (b)(ii) until thirty (30) days after any payments owed to MTVN are past due and MTVN shall have given
Licensee oral or written notice to that effect.

     (c)  ACCOUNTING:
          -----------

          Within fifteen (15) days after the close of each quarter, Licensee shall furnish to MTVN complete and accurate statements of its sales of Licensed Products and royalties due MTVN, in the form annexed hereto as Schedules A and B ("Quarterly Reports"). Quarterly Reports shall be furnished whether or not Licensee has actual royalties to report for any quarter. All Quarterly Reports shall be signed and certified as correct by an officer of Licensee. Acceptance by MTVN of royalty payments and Quarterly Reports shall not preclude MTVN from questioning the accuracy thereof.

     (d)  AUDIT:
          ------

          (i) Licensee shall keep accurate books of account and records at its principal place of business of all transactions relating to or affecting this License, during the License Term and for a period of three years thereafter. MTVN or its representative shall have the right during reasonable business hours to examine and verify Licensee's physical inventory of the Licensed

Products as well as Licensee's books of accounts and records, and to make copies and extracts thereof at MTVN's cost.

          (ii) In the event that an audit by MTVN discloses an underpayment in royalties due MTVN, Licensee shall promptly pay MTVN such discrepancy plus a late charge of one percent (1%) per month (or the highest rate allowed by law if lower), from the day such payments were due. If such audit discloses a discrepancy of five percent (5%) or more for any quarter, Licensee shall also reimburse MTVN for all reasonable costs incurred by MTVN in connection with the audit.

4.   QUALITY, SAMPLES, APPROVALS:
     ----------------------------

     (a) The quality and style of all Licensed Products, and the manner in which the Licensed Property may appear on the Licensed Products and on any packaging, promotional materials, labels, advertising, publicity and display materials of any kind used in connection with the Licensed Products are subject to MTVN's prior written approval, which approval shall not be unreasonably withheld.

     (b) At each stage of development or production and prior to manufacture, Licensee shall promptly provide MTVN with two (2) samples in the form of proofs and/or prototypes for each Licensed Product and all related materials. MTVN shall advise Licensee in writing of its approval or disapproval of such samples within five (5) business days of Licensee's submission; provided, however that in those special circumstances where production and/or manufacture of a Licensed Product may be materially affected or delayed and Licensee provides MTVN with written notice to that effect, MTVN shall use best efforts to approve or disapprove such samples within twenty-four (24) hours. No samples shall be deemed approved unless and until MTVN has given its approval in writing. Licensee shall not proceed beyond any development or production stage where approval is required without first securing such approval. In connection with the submission of samples by Licensee for MTVN's approval, Licensee shall also submit to MTVN a completed copy of the Licensed Product Approval Form provided by MTVN as Schedule C. Once a sample has been approved, Licensee shall not depart therefrom. Approval by MTVN shall not relieve Licensee of any of its agreements, indemnities and warranties hereunder.

     (c) Licensee shall promptly reimburse MTVN for any and all costs of artwork and other creative materials prepared by MTVN at Licensee's request in connection with the Licensed products if and only if such artwork and other creative material is not contained in MTVN's style guide, a copy of which shall be provided to Licensee by MTVN.

     (d) Concurrently with the initial shipment of each Licensed Product, Licensee shall furnish to MTVN, at no cost to MTVN, six
(6) samples of each Licensed Product and each subsequent year of the License Term, six (6) samples of each Licensed Product. Any Licensed Products requested by MTVN in excess of the foregoing amounts shall be made available to MTVN at Licensee's cost.

     (e) Upon MTVN's request, Licensee shall provide MTVN with a
list of the names and addresses     of Licensee's manufacturers
and have such manufacturers fill out MTVN's manufacturer's form. MTVN agrees that such information shall only be used by MTVN in connection with the maintenance of quality control standards of the Licensed Products.

     (f) From time to time, upon MTVN's request, Licensee shall include certain materials provided by MTVN relating to MTVN's programs, programming services, or ancillary businesses in the packaging of the Licensed Products; provided that in each instance such request does not increase Licensee's cost.

5.   MARKINGS:
     ---------

     (a) Licensee shall affix the Copyright and Trademark Notices set forth in the Basic Provisions to all Licensed Products and to all packaging, labels, promotional, advertising, publicity, and display materials used in connection therewith, in accordance with instructions from MTVN. No Licensed Products or related materials shall contain any other copyright, trademark or trade name unless MTVN has given Licensee prior written consent thereto. MTVN may at any time require an addition to or change of the Copyright and Trademark Notices, effective not less than thirty (30) days after receipt by Licensee of notice thereof, provided that Licensee shall have the right to continue to distribute any inventory containing the Copyright and Trademark Notices previously approved by MTVN which were manufactured prior to the date it receives such notice. Licensee shall cooperate with MTVN in connection with MTVN's obtaining or maintaining copyright and/or trademark protection for the Licensed Property in MTVN's name.

     (b) Licensee shall affix to the Licensed Products and all packaging, labels, promotional materials, advertising, publicity, and display materials used in connection therewith, any other legends, markings and notices required by any law or regulation in the Licensed Territory or which MTVN reasonably may request.

6.   OWNERSHIP:
     ----------

     (a) As between MTVN and Licensee, all right, title and interest in and to the Licensed Property shall be and remain the sole and complete property of MTVN. Licensee recognizes the value of the goodwill associated with the Licensed Property, that the Licensed Property has secondary meaning in the mind of the public, and that the trademarks and copyrights in the Licensed Property, and any registrations therefor, are good and valid.
All use by Licensee of the Licensed Property shall inure to the benefit of MTVN. Licensee shall not, during the License Term or thereafter, contest or assist others to contest, MTVN's rights or interests in the Licensed Property or the validity of this License. Licensee shall not seek any copyright or trademark registration for the Licensed Property.

     (b) Any copyright, trademark, or other proprietary rights owned by Licensee and heretofore used by it, which are used in connection with the Licensed Products as approved by MTVN pursuant to paragraph 5(a) above, shall continue to be owned by Licensee and shall not become the property of MTVN.

     (c) All right, title, or interest in or to any copyright, trademark, or other proprietary rights that come into existence during the License Term as a result of the exercise by Licensee of any right granted to it hereunder, shall immediately and automatically vest in MTVN.

     (d) Except as otherwise provided, all creations, including but not limited to art work and designs, that come into existence during the License Term, including any packaging, labels and promotional, advertising, publicity, and display materials used in connection with the Licensed Products shall be deemed "works made for hire" for MTVN within the meaning of the U.S. Copyright Law. To the extent that any such work does not so qualify, for the consideration set forth herein, Licensee hereby irrevocably and absolutely assigns to MTVN all rights throughout the universe in perpetuity in all media now known or hereafter developed, including but not limited to the copyright and any extensions and renewals thereof and the trademarks and the goodwill associated therewith.

     (e) Licensee agrees to execute and deliver to MTVN any documents which MTVN may reasonably request to confirm MTVN's ownership of its rights hereunder. Licensee hereby irrevocably appoints MTVN as its attorney-in-fact coupled with an interest to sign any such documents in Licensee's name.

7.   INFRINGEMENTS:
     --------------

     Licensee shall promptly notify MTVN of any unauthorized use or infringement by third parties of any rights granted to Licensee herein, and will cooperate fully in any action at law or in equity undertaken by MTVN with respect to such unauthorized use or infringement. Licensee shall not institute any suit in connection with any unauthorized use or infringement without first obtaining the written consent of MTVN to do so, and MTVN shall have the sole right to determine whether or not any action shall be taken on account of any such unauthorized uses or infringements.

8.   REPRESENTATIONS, WARRANTIES, AND UNDERTAKINGS:
     ----------------------------------------------

     (a) Licensee represents, warrants, and undertakes as follows:

          (i) It is free to enter into and fully perform this Agreement;

          (ii) All ideas, creations, designs, materials and intellectual property furnished by Licensee in connection with the Licensed Products will be Licensee's own and original creation or fully licensed by Licensee;

          (iii) The Licensed Products and all materials used in connection therewith shall be of the highest standard reasonably suitable for goods of the type of the Licensed Products. The Licensed Products will be safe for use by consumers and will comply with all applicable governmental rules, guidelines, codes, regulations, and warranties (express or implied) including, without limitation those contained in the Child Safety Protection Act and/or adopted by the Consumer Product Safety Commission;

          (iv) The Licensed Products will be manufactured, distributed, sold and advertised in accordance with all applicable federal, state and local laws including but not limited to all applicable labor laws and regulations and in a manner that will not reflect adversely upon MTVN, and will not infringe upon or violate any rights of any third parties;

          (v) Licensee shall use commerically reasonable efforts to obtain maximum sales in the Licensed Territory during the License Term.

     (b)  MTVN represents, warrants, and undertakes as follows:

          (i) It is free to enter into and fully perform this Agreement;

          (ii) The Licensed Property (except for the words "FAIRWAY TO HEAVEN") is original to and the sole property of MTVN, and does not infringe upon or violate any copyright or proprietary right of any third party;

          (iii) to MTVN's knowledge, there are no pending or threatened suits or proceedings in connection with the Licensed Products.

9.   INDEMNITIES:
     ------------

     (a) Licensee will at all times indemnify and hold MTVN, its officers, directors and employees harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of any breach or alleged breach by Licensee of any representation, warranty or undertaking made herein, or out of any defect (latent or patent) in the Licensed Products, provided that MTVN shall give prompt written notice, cooperation and assistance to Licensee relative to any such claim or suit, and provided further that no settlement of any such claim or suit shall be made without the prior written consent of MTVN.

     (b) MTVN will at all times indemnify and hold Licensee, its officers, directors and employees harmless from and against any and all claims, damages, liabilities, costs and expenses, including reasonable counsel fees, arising out of any (i) breach or alleged breach by MTVN of any representation, warranty or undertaking made herein; and (ii) a claim against Licensee in connection with Licensee's use of the words "FAIRWAY TO HEAVEN" solely as contemplated under this Agreement; provided, however, that Licensee shall give prompt written notice, cooperation and assistance to MTVN relative to any such claim or suit, and provided further that MTVN shall have the option to undertake and conduct the defense and/or settlement of any such claim or suit so brought and that no settlement of any such claim or suit is made without the prior written consent of MTVN.

10.  INSURANCE:
     ----------

     Licensee shall obtain and maintain at its own cost and expense from a qualified insurance company licensed to do business in New York, standard Product Liability

Insurance naming MTVN as an additional named insured, with respect to all Licensed Products manufactured hereunder, whether sold during the License Term or thereafter. Such policy shall provide protection against any and all claims, demands and causes of action arising out of any defects or failure to perform, alleged or otherwise, of the Licensed Products or any material used in connection therewith or any use thereof. The amount of coverage shall be Five Million Dollars ($5,000,000). The policy shall provide for ten (1O) days notice to MTVN from the insurer by Registered or Certified Mail, return receipt requested, in the event of any modification, cancellation or termination thereof. Licensee agrees to furnish MTVN a certificate of insurance evidencing same within thirty (30) days after execution of this Agreement and in no event shall Licensee manufacture, distribute or sell the Licensed Products prior to receipt by MTVN of such evidence of insurance.

11.  DEFAULT:
     --------

     (a) Upon the occurrence of any of the following events (each of which is a "Default"), then in addition and without prejudice to any rights which it may have at law, in equity or otherwise, MTVN shall have the right to terminate this Agreement, to delete from this Agreement any elements of the Licensed Property or any Licensed Products and/or to require the immediate payment of any Guaranteed Minimum Royalty and royalties due or to become due hereunder:

          (i)       Licensee fails to meet the Presentation Date
To Licensee's Retailers or the Initial Ship Date To Licensee's
Retailers of the Licensed Products;

          (ii)      Licensee fails to actively manufacture,
advertise, distribute or sell the Licensed Products;

          (iii)     Licensee fails to make a payment or furnish a
statement in accordance  herewith and does not    cure such
failure within fifteen (15) days after notice thereof;

          (iv) Licensee fails to comply with the approval, quality, and safety requirements hereunder and/or the Licensed Products do not comply with such requirement and/or the Licensed Products are the subject matter of adverse or negative publicity due to such failure;

          (v) Licensee fails to comply with any other of Licensee's material obligations hereunder or breaches any warranty or representation made by it hereunder and does not cure such failure or breach within fifteen (15) days after notice thereof;

          (vi) Licensee sells or otherwise disposes of all or substantially all of its business or assets to a third party, or control of Licensee is transferred and the management thereby changed;

          (vii) Licensee sells or causes others to sell the Licensed Products outside Licensee's Licensed Distribution
Channels and/or outside the Licensed Territory;

          (viii) Licensee fails to obtain or maintain product liability insurance in the amount of the type provided for herein; or

          (ix)      Licensee contests or assists others to
contest MTVN's rights or interests in the Licensed Property or the validity of this License; or

     (b) In the event that the Licensed Products pose a safety threat to the consumer, or are the subject of a claim or inquiry by the Consumer Product Safety Commission or the Child Safety Protection Act or any other person, agency or commission because of quality and/or safety concerns, and/or labeling or are the subject of negative publicity due to poor quality and/or safety of the Licensed Products, Licensee shall, upon MTVN's reasonable request, immediately recall such Licensed Products from the market place, and take any other measures MTVN may reasonably demand.

     (c) If a petition in bankruptcy is filed by or against Licensee, or Licensee is adjudicated bankrupt, which is not dismissed within forty-five (45) days, or Licensee makes any assignment for the benefit of creditors or becomes insolvent, is placed in the hands of a trustee or receiver, fails to satisfy any judgment against it or is unable to pay its debts as they become due, whichever is sooner, this License shall automatically terminate forthwith without any notice whatsoever. Upon such termination for any reason under this subparagraph 11(c) Licensee, its receiver, representatives, trustees, agents, administrators, successors and assigns shall have no further rights hereunder, and neither this License nor any right or interest herein shall be deemed an asset in any insolvency, receivership, and/or bankruptcy.

12.  FORCE MAJEURE:
     --------------

     In the event that Licensee is prevented from manufacturing, distributing or selling the Licensed Products because of any act of God; unavoidable accident; fire, epidemic; strike, lockout, or other labor dispute; war, riot or civil commotion; act of public enemy; enactment of any rule, law, order or act of government or governmental instrumentality (whether federal, state, local or foreign); or other cause of a similar or different nature beyond Licensee's control, and such condition continues for a period of two (2) months or more, either party hereto shall have the right to terminate this Agreement effective at any time during the continuation of such condition by giving the other party at least thirty (30) days' notice to such effect. In such event, all royalties on sales theretofore made shall become immediately due and payable and this Agreement shall be automatically terminated.

13.  EFFECT OF EXPIRATION OR TERMINATION:
     ------------------------------------

     Upon expiration or termination of this Agreement, all rights granted to Licensee herein shall forthwith revert to MTVN, with the following consequences:

     (a) No portion of any prior payments shall be repayable to Licensee, and any and all payments due or to become due, including any royalties and Guaranteed Minimum Royalty shall be immediately due and payable. If, at such time, the total amount of royalties paid by Licensee during the License Tenn is less than the Guaranteed Minimum Royalty, Licensee shall immediately pay such difference to MTVN.

     (b) After the expiration or termination of this Agreement, Licensee shall not manufacture, advertise, distribute or sell the Licensed Products containing or including the Licensed Property or any product which may infringe upon MTVN's proprietary rights, or use any name, logo or design which is substantially or confusingly similar to the Licensed Property on any product in any place whatsoever. Licensee shall promptly deliver to MTVN a statement indicating the number of Licensed Products then currently on hand or in the process of being manufactured. MTVN shall have the right to conduct a physical inventory in order to ascertain or verify such inventory and/or statement. Except as provided in subparagraph (c), such inventory shall at MTVN's option be destroyed (as set forth below) by Licensee or purchased by MTVN at Licensee's cost of manufacture. Disposition of any plates, moulds, forms, lithographs and other material relating to the Licensed Products then remaining on hand shall be subject to written instructions from MTVN to Licensee either to destroy or to deliver same to MTVN or its designee. In the event that MTVN requests Licensee to destroy its inventory, the Licensed Property or materials relating thereto (subject to Licensee's right to continue to sell Licensed Products according to the terms provided in subparagraph (c)), MTVN may require Licensee to deliver to MTVN an affidavit by an officer of Licensee, attesting to such destruction in such form as MTVN may in its sole discretion require.

     (c) Upon expiration of this Agreement, so long as Licensee is not in default at time of expiration, Licensee may continue to sell any Licensed Products, previously manufactured and on hand, on a non-exclusive basis during the period of sixty (60) days thereafter subject to all of the terms and conditions contained in this Agreement and provided that: (i) the Licensed Products are sold in the ordinary course of business at prices not lower than the prevailing wholesale price or prices charged by Licensee during the ninety (90) day period immediately preceding expiration; (ii) no new Licensed Products are manufactured during such sell-off period; and (iii) MTVN is paid its then existing Royalty Rate on all Licensed Products sold during the sell-off period.

     (d) All warranties, indemnification and any other applicable obligations of Licensee shall survive the expiration or termination of this License.

14. PAYMENTS AND NOTICES:
    ---------------------

     All notices which either party hereto is required or may desire to give to the other shall be given by addressing the same to the other at the address first set forth above, or at such other address as may be designated in writing by any such party in a notice to the other given in the manner prescribed in this paragraph. All such notices shall be made in writing by mailing the same by certified or registered mail, return receipt requested, and shall be effective immediately upon receipt thereof. Any and all notices to MTVN shall be addressed to
Attention: Vice President, Consumer Products, MTV: Music Television, with a copy to the Sr. Vice President, Business Affairs and General Counsel. All payments and statements to MTVN hereunder shall
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be addressed to the Attention: MTV Networks, Ancillary Sales,
P.O. Box 13801, Newark, NJ 07188-0801 with a copy to the Vice President Consumer Products, MTV: Music Television.

15. CONFIDENTIALITY:
    ----------------

     In connection with the services provided hereunder, each of Licensee and MTVN may, from time to time, be exposed to and will be furnished with certain information, relating to the other's plans for certain productions and services, which are confidential. Each of Licensee and MTVN shall keep confidential and not reveal or disclose any of said information, material or data to any third party or the terms of this Agreement, or any agreement Licensee enters into pursuant to this Agreement during the Term or thereafter. Neither Licensee or MTVN will disclose or make known to anyone outside of Licensee or MTVN, as applicable, directly or indirectly, the interest of the other in this Agreement or the terms of this Agreement. The provisions of this paragraph shall not apply to information which is or becomes publicly available or information which is required to be disclosed pursuant to a court order or applicable law, rules or regulations.

16.  GENERAL CLAUSES:
     ----------------

     (a) Any attempted or purported assignment or other transfer, sublicense, mortgage or other encumbrance of this License and the rights granted herein by Licensee without the prior written approval of MTVN shall be void and of no effect. This Agreement and the rights and obligations of the parties hereunder shall be binding upon and shall inure to the benefit of MTVN and Licensee and their respective legal representatives, successors in interest and permitted assigns.

     (b) Nothing herein contained shall be construed to constitute a partnership or joint venture between the parties hereto, and neither Licensee nor MTVN shall become bound by any representation, act or omission of the other. Licensee is an independent contractor in the manufacture, advertisement, sale and distribution of the Licensed Products, and Licensee will pay all sales taxes and other taxes or charges imposed on Licensee or MTVN, except for MTVN's corporate income tax, by any law, ordinance or requirement of any government or governmental instrumentality in connection therewith.

     (c) A waiver by either party of any terms or conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of either party.

     (d) This Agreement and all matters or issues collateral thereto shall be governed by the laws of the State of New York applicable to contracts performed entirely therein. In any such action or proceeding, service of process upon Licensee may be accomplished by sending such process in the manner specified herein for the giving of notice to Licensee. Licensee hereby consents and submits to the jurisdiction of the Federal, and/or state court located in New York.

     (e) The entire understanding between the parties hereto relating to the subject matter hereof is contained herein and no warranties, representations or undertakings are made by the parties hereto except as expressly provided herein. This Agreement cannot be changed except in writing signed by the parties.

     (f) The paragraph titles of this Agreement are for convenience only and shall not affect the interpretation of this Agreement or any paragraph thereof.

     (g) The parties hereto agree to execute such other writings, documents and instruments as may be necessary or desirable to effectuate the purposes of this Agreement.

     (h) Notwithstanding any termination, cancellation or expiration of this Agreement, the following provisions hereof that are intended to continue and survive are paragraphs: 3 (d);
6-10; 11 (b); and 13-15.

     (i) This Agreement shall be interpreted as if the parties hereto jointly prepared it.